                                                                    EXHIBIT 4.26


                       [FORM OF PHYSICAL EXCHANGE NOTE]


                       LOEWEN GROUP INTERNATIONAL, INC.

                __% SERIES __ SENIOR GUARANTEED NOTES DUE 200_


No. ___                                                           $__________
CUSIP No.  __________

          LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ___________ Dollars on April 15, 200_, at the office or agency of the Company referred to below, and to pay interest thereon on April 15 and October 15, in each year, commencing on October 15, 1996, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of ___% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of March 20, 1996, among the Company, the Guarantor and the Initial Purchasers named therein (the "Registration Rights Agreement"). The Registration Rights Agreement contains provisions permitting an increase in the interest rate borne by this Note in the event of the failure to file or to have declared effective an Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), or to consummate an Exchange Offer within prescribed time periods specified in such Registration Rights Agreement.

          Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                      --------  -------
payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ____ __, 1996

                                       LOEWEN GROUP INTERNATIONAL, INC.


                                       By:
                                            -----------------------------------
                                       Name:
                                       Title:


                                        [SEAL]

Attest:

By:
     ------------------------
Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


                                       FLEET NATIONAL BANK,
                                        as TRUSTEE


                                       By:
                                          ----------------------------
                                          Authorized Officer

                               (Reverse of Note)


          1.  Indenture.  This Note is one of a duly authorized series of Senior
              ---------
Notes of the Company designated as its __% Series _ Senior Guaranteed Notes due 200_, originally issued in an aggregate principal amount of $_____________ (the "Senior Notes"), which may be issued under an indenture (herein called the "Indenture") dated as of March 20, 1996, among Loewen Group International, Inc., a Delaware corporation, as issuer (the "Company"), The Loewen Group Inc., as guarantor of the obligations of the Company under the Indenture (the "Guarantor") and Fleet National Bank of Connecticut, now known as, Fleet National Bank, a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          2.  Redemption.  This Note will not be redeemable at the option of the
              ----------
Company.

          3.  Guarantee.  This Note is entitled to a senior Guarantee made for
              ---------
the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.

          4.  Offers to Purchase.  Sections 4.11 and 4.12 of the Indenture
              ------------------
provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Senior Notes in accordance with the procedures set forth in the Indenture.

          5.  Defaults and Remedies.  If an Event of Default shall occur and be
              ---------------------
continuing, the principal of all of the Senior Notes, plus all accrued and unpaid interest, if any, to and including the date the Senior Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          6.  Defeasance.  The Indenture contains provisions (which provisions
              ----------
apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          7.  Amendments and Waivers.  The Indenture permits, with certain
              ----------------------
exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Senior Notes at the time outstanding, on behalf of the Holders of all the Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          8.   Denominations, Transfer and Exchange.  The Senior Notes are
               ------------------------------------
issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          9.   Persons Deemed Owners.  Prior to and at the time of due
               ---------------------
presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          10.  Governing Law.  This Note and the Guarantee shall be governed by
               -------------
and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                               SENIOR GUARANTEE
                               ----------------


          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Global Note the payments of principal of, premium, if any, and interest on this Global Note in the amounts and at the time when due, and interest on the overdue principal, premium, if any, and interest, if any, on this Global Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Senior Notes, to the Holder of this Global Note and the Trustee, all in accordance with and subject to the terms and limitations of this Global Note, the Indenture (including without limitation Article 10 thereof) and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          The obligations of the undersigned to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture (including without limitation Article 10 thereof) and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

          IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed under its corporate seal.

Dated:  ____ ___, 1996

                                       THE LOEWEN GROUP INC.


                                       By:
                                           -------------------------------
                                       Name:
                                       Title:


                                       By:
                                           -------------------------------
                                       Name:
                                       Title:
[CORPORATE SEAL]

Attest:

By:
    -------------------------
Title: